[EXHIBIT 10.1]

STOCK PURCHASE AGREEMENT

THIS STOCK PURCHASE AGREEMENT (the “Agreement”) is made and entered into December 16, 2009 by and among CHINA RENEWABLE ENERGY HOLDINGS, INC., a Florida corporation (“CREH”) and TRIPLE ACE CO., LTD, a British Virgin Islands corporation (“Triple Ace”).

RECITALS:

A.

CREH owns all of the issued and outstanding capital stock of China Clean & Renewable Energy Limited, a corporation formed under the laws of Hong Kong (“CCRE”) (the “CCRE Shares”) which CCRE Shares consists of substantially all of the assets of CREH.

B.

CCRE and its wholly-owned subsidiaries Renewable Energy Enterprises (Shanghai) Company, Ltd., a company formed under the laws of the Peoples Republic of China (“REESC”), and EEP Ltd., a company formed under the laws of Hong Kong (“EEP” and collectively with REESC, the “CCRE Subsidiaries”) have received a Valuation Report dated December 2, 2009 from Chan Man Fai, Certified Public Accountant, which estimated the value of CCRE as of December 2, 2009 to be negative ($75,300) based in part on the value of the assets of CCRE and the CCRE Subsidiaries compared to the liabilities and obligation, past, current, contingent or otherwise of CCRE and the CCRE Subsidiaries, which include but are not limited to (i) US$96,772 due and owing to Triple Ace,  (ii) US$51,612 and US$102,544 due and owing to Allen Huie, and (iii) the outstanding contingent liability of US$800,000 to satisfy the registered capital requirement for REESC.

C.

Triple Ace desires to acquire the CCRE Shares from CREH (“Acquisition”) in exchange for$10,000 (the “Consideration’).

D.

CREH desires to sell the CCRE Shares for the Consideration upon the terms and conditions set forth herein.

E.

The board of directors of CREH has established a special committee with an independent director (the “Independent Committee”) to, among other things, consider and evaluate the fairness to CREH and its stockholders of the Acquisition and to report its recommendation concerning the Acquisition to the full board of directors of CREH.

F.

The board of directors of CREH and the Independent Committee have received the written opinion of Chan Man Fai, Certified Public Accountant, that the Consideration to be paid in the Acquisition is fair, from a financial point of view, and the Independent Committee has unanimously recommended that the board of directors of CREH to approve and authorize this Agreement and the transactions contemplated hereby and the board of directors of CREH has unanimously approved this Agreement and the Acquisition and has deemed the Acquisition to be advisable and fair to, and in the best interests of CREH and its stockholders.

B.

It is the intention of the parties hereto that: (i) Triple Ace shall acquire the CCRE Shares solely for the Consideration (the “Exchange”); and (ii) the Exchange shall qualify as a transaction exempt from registration or qualification under the Securities Act of 1933, as amended (the “Securities Act”).,.

NOW, THEREFORE, in consideration of the mutual covenants, agreements, representations and warranties contained in this Agreement, the parties hereto agree as follows:

SECTION 1.  PURCHASE OF SHARES AND OTHER TRANSACTIONS

1.1

Purchase of Shares.  On the Closing (as hereinafter defined), CREH shall tender the CCRE Shares to Triple Ace and Triple Ace shall purchase the CCRE Shares in exchange for the Consideration of $10,000 in cash by wire transfer of immediately available funds to the account specified in writing by CREH or a certified bank check..

1.2

Delivery of CCRE Shares.  On the Closing date, CREH will deliver to Triple Ace the certificates representing the CCRE Shares, duly endorsed for transfer (or with executed stock powers) so as to convey good and marketable title to the CCRE Shares to Triple Ace.

SECTION 2.  REPRESENTATIONS AND WARRANTIES OF TRIPLE ACE

Triple Ace represents and warrants to CREH as follows:

2.1

Organization and Good Standing.  Triple Ace is a corporation duly organized, validly existing and in good standing under the laws of  British Virgin Islands, and is entitled to own or lease its properties and to carry on its business as and in the places where such properties are now owned, leased or operated and such business is now conducted.  Triple Ace is qualified to do business as a foreign corporation in each jurisdiction, if any, in which its property or business requires such qualification.

2.2

Authorization; Enforceability; No Breach.  Triple Ace has all necessary corporate power and authority to execute this Agreement and perform its obligations hereunder.  This Agreement constitutes the valid and binding obligation of Triple Ace enforceable against Triple Ace in accordance with its terms, except as may be limited by bankruptcy, moratorium, insolvency or other similar laws generally affecting the enforcement of creditors’ rights.  The execution, delivery and performance of this Agreement by Triple Ace and the consummation of the transactions contemplated hereby will not:

(a)

violate any provision of the Charter or By-Laws of Triple Ace;

(b)

violate, conflict with or result in the breach of any of the terms of, result in a material modification of, otherwise give any other contracting party the right to terminate, or constitute (or with notice or lapse of time or both constitute) a default under, any contract or other agreement to which Triple Ace is a party or by or to which it or any of its assets or properties may be bound or subject;

(c)

violate any order, judgment, injunction, award or decree of any court, arbitrator or governmental or regulatory body against, or binding upon, Triple Ace, or upon the properties or business of Triple Ace; or

(d)

violate any statute, law or regulation of any jurisdiction applicable to the transactions contemplated herein which could have a Material Adverse Effect on the business or operations of Triple Ace.

2.3

Information on Triple Ace.  Triple Ace is an “accredited investor,” as such term is defined in Regulation D promulgated under the Securities Act, or is otherwise experienced in investments and business matters, has made investments of a speculative nature and has such knowledge and experience in financial, tax and other business matters as to enable him to evaluate the merits and risks of, and to make an informed investment decision with respect to, this Agreement. Triple Ace understands that its acquisition of the CCRE Shares is a speculative investment, and Triple Ace represents that it is able to bear the risk of such investment for an indefinite period, and can afford a complete loss thereof.

2.4

Investment Intent.  Triple Ace understand that the CCRE Shares have not been registered under the Securities Act, and may not be sold, assigned, pledged, transferred or otherwise disposed of unless the CCRE Shares are registered under the Securities Act or an exemption from registration is available.  Triple Ace represents and warrants that it is acquiring the CCRE Shares for its own account, for investment, and not with a view to the sale or distribution of the CCRE Shares except in compliance with the Securities Act.  Each certificate representing the CCRE Shares will have the following or substantially similar legend thereon:

“The shares represented by this certificate have not been registered under the Securities Act of 1933, as amended (the “Securities Act”) or any state securities laws.  The shares have been acquired for investment and may not be sold or transferred in the absence of an effective Registration Statement for the shares under the Securities Act unless, in the opinion of counsel satisfactory to the Company, registration is not required under the Securities Act or any applicable state securities laws.”

2.5

Risk Factors. Triple Ace understands that an investment in CCRE involves a high degree of risk; that there is no existing public trading market for the CCRE Common Stock and there can be no assurance that a public market will ever be established, and; that an investment in the CCRE Shares is considered illiquid, and Triple Ace has liquid assets sufficient to assure that such purchase will cause no undue financial difficulties and Triple Ace can provide for current needs and possible personal contingencies.

2.6

Compliance with Laws.  Triple Ace has complied with all federal, state, county and local laws, ordinances, regulations, inspections, orders, judgments, injunctions, awards or decrees applicable to it or its business which, if not complied with, would materially and adversely affect the business or financial condition of Triple Ace.

2.7

Consents and Approvals.  No filing with, and no permit, authorization, consent or approval of any public body or authority or any third party is necessary for the consummation by Triple Ace of the transactions contemplated by this Agreement.

2.8

Litigation.  There is no action, suit or proceeding pending or threatened, or any investigation, at law or in equity, before any arbitrator, court or other governmental authority, pending or threatened, nor any judgment, decree, injunction, award or order outstanding, against or in any manner involving Triple Ace or any of Triple Ace's properties or rights which (a) could reasonably be expected to have a material adverse effect on Triple Ace taken as a whole, or (b) could reasonably be expected to materially and adversely affect consummation of any of the transactions contemplated by this Agreement.

2.9

Due Diligence.  Triple Ace acknowledges that, except as set forth in Section 3, CREH and CCRE are making no representations with respect to the transactions contemplated by this Agreement.  Triple Ace and its advisers have had full access to such financial and other information, and have been afforded the opportunity to ask such questions of representatives of CREH and CCRE and receive answers thereto, as Triple Ace has deemed necessary in connection with Triple Ace's decision to purchase the CCRE Shares.

2.10

Full Disclosure.  No representation or warranty by Triple Ace in this Agreement or in any document or schedule to be delivered by him pursuant hereto, and no written statement, certificate or instrument furnished or to be furnished by Triple Ace pursuant hereto or in connection with the negotiation, execution or performance of this Agreement contains, or will contain, any untrue statement of a material fact or omits, or will omit, to state any fact necessary to make any statement herein or therein not materially misleading or necessary to a complete and correct presentation of all material information.

SECTION 3.  REPRESENTATIONS AND WARRANTIES OF CREH

CREH and CCRE, to the best of each of its knowledge, hereby represent and warrant to Triple Ace as follows, with any exceptions thereto being denoted on the applicable schedule to this Agreement:

3.1

Organization and Good Standing.  CREH is a corporation, duly organized, validly existing and in good standing under the laws of the State of Florida, and is entitled to own or lease its properties and to carry on its business as and in the places where such properties are now owned, leased or operated and such business is now conducted.  CREH is qualified to do business as a foreign corporation in each jurisdiction, if any, in which its property or business requires such qualification.    CREH is the record and beneficial owner of 100% of the issued and outstanding shares of CCRE, which shares are owned free and clear of all rights, claims, liens and encumbrances, except as to the additional US$800,000 capital requirement, and have not been sold, pledged, assigned or otherwise transferred. There are no outstanding subscriptions, rights, options, warrants or other agreements obligating CREH to sell or transfer to any third person any of the shares of CCRE owned by CREH, or any interest therein

CCRE is a corporation, duly organized, validly existing and in good standing under the laws of Hong Kong, and is entitled to own or lease its properties and to carry on its business as and in the places where such properties are now owned, leased or operated and such business is now conducted.  CCRE is qualified to do business as a foreign corporation in each jurisdiction, if any, in which its property or business requires such qualification

3.2

Authorization; Enforceability; No Breach.  CREH has the corporate right, power and authority to enter into and to perform and consummate its obligations under this Agreement. The  board of directors of CREH, based on the recommendation of the Independent Committee (at a meeting duly called and held or acting by unanimous written consent), as of the date of this Agreement has: (a) determined that the Acquisition is advisable and fair to, and in the best interests of, CREH and its stockholders; (b) authorized,  approved and adopted the execution, delivery and performance of this Agreement by CREH and approved the Acquisition; and (c) recommended the approval of this Agreement by the holders of CREH Common Stock.  The affirmative vote of the holders of a majority of the voting power of the shares of CREH Common Stock outstanding on the record date has been or will be received prior to Closing. This Agreement constitutes the valid and binding obligation of CREH enforceable against CREH in accordance with its terms, except as may be limited by bankruptcy, moratorium, insolvency or other similar laws generally affecting the enforcement of creditors’ rights.  The execution, delivery and performance of this Agreement by CREH and the consummation of the transactions contemplated hereby will not:

(a)

violate any provision of the Charter or By-Laws of CREH;

(b)

violate, conflict with or result in the breach of any of the terms of, result in a material modification of, otherwise give any other contracting party the right to terminate, or constitute (or with notice or lapse of time or both constitute) a default under, any contract or other agreement to which CREH is a party or by or to which it or any of its assets or properties may be bound or subject;

(c)

violate any order, judgment, injunction, award or decree of any court, arbitrator or governmental or regulatory body against, or binding upon, CREH, or upon the properties or business of CREH; or

(d)

violate any statute, law or regulation of any jurisdiction applicable to the transactions contemplated herein which could have a Material Adverse Effect (as hereinafter defined) on the business or operations of CREH.

3.3

Compliance with Laws.  CREH and CCRE have each complied with all federal, state, county and local laws, ordinances, regulations, inspections, orders, judgments, injunctions, awards or decrees applicable to it or its business which, if not complied with, would materially and adversely affect the business or financial condition of CREH or CCRE.

3.4

Consents and Approvals.  No filing with, and no permit, authorization, consent, or approval of, any public body or authority or any third party is necessary for the consummation by CREH of the transactions contemplated by this Agreement.

3.5

Litigation.  There is no action, suit or proceeding pending or threatened, or any investigation, at law or in equity, before any arbitrator, court or other governmental authority, pending or threatened, nor any judgment, decree, injunction, award or order outstanding, against or in any manner involving CREH or any of CREH's properties or rights, or CCRE or any of CCRE’s properties or rights which (a) could reasonably be expected to have a material adverse effect on CREH or CCRE taken as a whole, or (b) could reasonably be expected to materially and adversely affect consummation of any of the transactions contemplated by this Agreement (collectively, a “Material Adverse Effect”).

3.6

Brokers or Finders.  No broker’s or finder’s fee will be payable by CREH in connection with the transaction contemplated by this Agreement, nor will any such fee be incurred as a result of any actions by CREH.

3.7

Real Estate; Leasehold. Except as contained in the CREH SEC Documents (as defined herein), neither CCRE or the CRRE Subsidiaries own any real property. Except as would not be material to CCRE and the CCRE Subsidiaries as a whole, the CREH SEC Documents sets forth an accurate and complete list of each lease pursuant to which any real property is being leased to CCRE or the CCRE Subsidiaries.

3.8

Financial Statements.  (a)

Except as disclosed in CREH SEC Documents  or on Schedule to Section 3.8 of the CREH Disclosure Schedule, as of the time it was filed with or furnished to the SEC: (i) each registration statement, proxy statement, report, schedule, form, certification and other document filed by CREH with, or furnished by CREH with or to, the SEC since November 19, 2007, including all amendments thereto (collectively, the “CREH SEC Documents”), complied as to form, in all material respects with the applicable requirements of the Securities Act of 1933 (“Securities Act”) or the Exchange Act of 1934 (“Exchange Act”) (as the case may be); and (ii) none of CREH SEC Documents contained any untrue statement of a material fact or omitted or to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading, except to the extent corrected on or prior to the date of this Agreement that were amended or superseded on or prior to the date of this Agreement, by the filing or furnishing of the applicable amending or superseding CREH SEC Document. All statements, reports, schedules, forms, certifications and other documents required to have been filed by CREH with or to the SEC since November 19, 2007 have been so filed.

(b)

The financial statements (including any related notes) contained or incorporated by reference in the CREH SEC Documents: (i) complied as to form in all material respects with the published rules and regulations of the SEC applicable thereto; (ii) were prepared in accordance with GAAP applied on a consistent basis throughout the periods covered (except as may be indicated in the notes to such financial statements or, in the case of unaudited financial statements, as permitted by Form 10-Q, Form 8-K or any successor form under the Exchange Act, and except that the unaudited financial statements may not contain footnotes and are subject to normal and recurring year-end adjustments), and (iii) fairly presented in all material respects the consolidated financial position of CREH and its Subsidiaries as of the respective dates thereof and the consolidated results of operations and cash flows of CREH and its Subsidiaries for the periods covered thereby.

(c)

Except for those liabilities that are reflected or reserved on the CREH Unaudited Balance Sheet (as defined in Section 2.5 of this Agreement) (including any notes thereto) and for liabilities incurred in the ordinary course of business consistent with past practice since March 31, 2007, neither CREH nor any of its Subsidiaries has incurred any liability of any nature whatsoever (whether absolute, accrued or contingent and whether due or to become due) that has had or is reasonably likely to have, either individually or in the aggregate, a CREH Material Adverse Effect.

3.9

Absence of Changes; No Undisclosed Liabilities.  Except as disclosed in the CREH SEC Documents or as set forth on Schedule 3.9, since November 19, 2007, neither CREH nor CCRE have incurred any liability material to CREH or CCRE on a consolidated basis, except in the ordinary course of its business, consistent with past practices; suffered a change, or any event involving a prospective change, in the business, assets, financial condition, or results of operations of CREH or CCRE which has had, or is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect, (other than as a result of changes or proposed changes in federal or state regulations of general applicability or interpretations thereof, changes in generally accepted accounting principles, and changes that could, under the circumstances, reasonably have been anticipated in light of disclosures made in writing by CREH to Triple Ace pursuant hereto); or subsequent to the date hereof, conducted its business and operations other than in the ordinary course of business and consistent with past practices.  Neither CREH nor CCRE have any liability (and CREH is not aware of any basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand against any of them giving rising to any liability which individually or is in the aggregate are reasonably likely to have a Material Adverse Effect on CREH or CCRE) except for liabilities set forth in the CREH SEC Documents.

3.10

Title to Assets. CREH and CCRE own, and has good and valid title to, all material assets purported to be owned by it, including all material assets reflected on the balance sheet of CREH as of September 30, 2009 contained in the CREH SEC Documents (the “CREH Unaudited Balance Sheet”) (except for assets sold or otherwise disposed of since the date of CREH Unaudited Balance Sheet). Except as would not be material to CREH, CCRE and the CCRE Subsidiaries as a whole, all of said assets are owned by CREH, CCRE or the CCRE Subsidiaries free and clear of any Encumbrances, except for liens set forth on Schedule 3.10 of the CREH Disclosure Schedule. CREH, CCRE and or the CCRE Subsidiaries are the lessees of, and hold valid leasehold interests in, all material assets purported to have been leased by them, including all material assets reflected as leased on the CREH Unaudited Balance Sheet. Except as would not be material to CREH or CCRE as a whole, the assets owned or leased by CREH or CCRE constitute all the assets used in the business of CREH and CCRE (including all books, records, computers and computer programs and data processing systems) and are in good condition (subject to normal wear and tear and immaterial impairments of value and damage.)

3.11

Capitalization of CCRE.  The authorized capital stock of CCRE consists of 1,000,000 shares of common stock of which 1,000,000 shares are presently issued and outstanding and owned by CREH.  CCRE has not granted, issued or agreed to grant, issue or make available any warrants, options, subscription rights or any other commitments of any character relating to the unissued shares of capital stock of CCRE.  All of the CCRE Shares are duly authorized and validly issued, fully paid and non-assessable.

3.12

Contracts.  A copy of each of the material contracts, instruments, mortgages, notes, security agreements, leases, agreements, or understandings, whether written or oral, to which CCRE is a party that relates to or affects the assets or operations of CREH or CCRE or to which CREH’s or CCRE’s assets or operations may be bound or subject (collectively, the “Contracts”), has been provided to Triple Ace.  Each of the Contracts is a valid and binding obligation of CCRE and in full force and effect, except for where the failure to be in full force and effect would not, individually or in the aggregate, have a Material Adverse Effect. For purposes of this Agreement a material contract shall be any contract or agreement involving consideration in excess of $10,000.  There are no existing defaults by CCRE thereunder or, to the knowledge of CREH, by any other party thereto, which defaults, individually or in the aggregate, would have a Material Adverse Effect.

3.13

Taxes.  All required tax returns or federal, state, county, municipal, local, foreign and other taxes and assessments have been properly prepared and filed by CREH and CCRE for all years for which such returns are due unless an extension for filing any such return has been properly prepared and filed.  Any and all federal, state, county, municipal, local, foreign and other taxes, assessments, including any and all interest, penalties and additions imposed with respect to such amounts have been paid or provided for.  Neither CREH nor CCRE have been audited by any local, state or federal tax authority.

3.14

(a) Except to the extent that any inaccuracy of any of the following (or the circumstances giving rise to such inaccuracy), in the aggregate, would not reasonably be expected to have a Material Adverse Effect on CREH or CCRE: (i) CREH and CCRE each own, or is licensed or otherwise has the legally enforceable right to use (in each case, clear of any liens or encumbrances of any kind), all Intellectual Property (as hereinafter defined) used in or necessary for the conduct of its business as currently conducted; (ii) no claims are pending or, to the knowledge of CREH, threatened that CREH or CCRE is infringing on or otherwise violating the rights of any person with regard to any Intellectual Property used by, owned by, and/or licensed to CREH or CCRE or any of its subsidiaries; (iii) as of the date of this Agreement, to the knowledge of CREH, no person is infringing on or otherwise violating any right of CREH or CCRE with respect to any Intellectual Property owned by and/or licensed to CREH or CCRE; and (iv) as of the date of this Agreement, neither CREH nor CCRE have received any notice of any claim challenging the ownership or validity of any Intellectual Property owned by CREH or CCRE or challenging CREH’s or CCRE’s license or legally enforceable right to use any Intellectual Property licensed by it.

(b)

For purposes of this Agreement, “Intellectual Property” means trademarks (registered or unregistered), service marks, brand names, certification marks, trade dress, assumed names, trade names, and other indications of origin, the goodwill associated with the foregoing and registrations in any jurisdiction of, and applications in any jurisdiction to register, the foregoing, including any extension, modification or renewal of any such registration or application; inventions, discoveries and ideas, whether patented, patentable, or not in any jurisdiction; trade secrets and confidential information and rights in any jurisdiction to limit the use or disclosure thereof by any person; writings and other works of authorship, whether copyrighted, copyrightable, or not in any jurisdiction; registration or applications for registration of copyrights in any jurisdiction, and any renewals or extensions thereof; any similar intellectual property or proprietary rights and computer programs and software (including source code, object code, and data); licenses, immunities, covenants not to sue, and the like relating to the foregoing; and any claims or causes of action arising out of or related to any infringement or misappropriation of any of the foregoing.

3.15

Labor and Employment Matters.  (a) CREH and CCRE each are and have been in compliance in all respects with all applicable laws respecting employment and employment practices, terms, and conditions of employment and wages and hours, including, such laws respecting employment discrimination, equal opportunity, affirmative action, worker’s compensation, occupational safety, and health requirements and unemployment insurance and related matters, and are not engaged in and have not engaged in any unfair labor practice; (b) no investigation or review by or before any governmental entity concerning any violations of any such applicable laws is pending nor, to the knowledge of CREH is any such investigation threatened or has any such investigation occurred during the last three years, and no governmental entity has provided any notice to CREH or CCRE or otherwise asserted an intention to conduct any such investigation; (c) there is no labor strike, dispute, slowdown, or stoppage actually pending or threatened against CREH; (d) no union representation question or union organizational activity exists respecting the employees of CREH or CCRE; (e) no collective bargaining agreement exists which is binding on CREH or CCRE; (f) CREH and CCRE have experienced no work stoppage or other labor difficulty; and (g) in the event of termination of the employment of any of the current officers, directors, employees, or agents of CREH or CCRE, neither CREH nor CCRE shall, pursuant to any agreement or by reason of anything done prior to the closing by CREH or CCRE be liable to any of said officers, directors, employees, or agents for so-called “severance pay” or any other similar payments or benefits, including, without limitation, post-employment healthcare (other than pursuant to COBRA) or insurance benefits, except to the extent that any matter in Items (a), (b), (f) and (g) could reasonably be expected individually or in the aggregate to have a Material Adverse Effect on CREH or CCRE.

3.16

Employee Benefit Plans.  Neither CREH nor CCRE are a party to any written or formal employee benefit plan (including, without limitation, any “employee benefit plan” as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”)) policy or agreement that is maintained (all of the foregoing, the “Benefit Plans”), or is or was contributed to by CREH or CCRE or pursuant to which CREH or CCRE or any trade or business, whether or not incorporated (an “ERISA Affiliate”), which together with CREH or CCRE would be deemed a “single employer” within the meaning of Section 4001 of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), is still potentially liable for payments, benefits, or claims.

3.17

State Anti-Takeover Statutes.  The CREH Board of Directors has approved this Agreement and the transactions contemplated hereby and thereby such approval constitutes approval of the Agreement and other transactions contemplated hereby and thereby by the CREH Board of Directors as required under Florida law.  To the knowledge of CREH, no state anti-takeover statute is applicable to the Acquisition.

3.18

Absence of Certain Business Practices.  Neither CREH or CCRE nor any director, officer, employer, or agent of the foregoing, nor any person acting on their behalf, directly or indirectly has to CREH’s knowledge given or agree to give any gift or similar benefit to any customer, supplier, governmental employee or other person which (a) might subject CREH tor CCRE o any damage or penalty in any civil, criminal, or governmental litigation or proceeding, (b) if not given in the past, might have had a Material Adverse Effect on CREH or CCRE, or (c) if not continued in the future, might have a Material Adverse Effect on CREH or CCRE or which might subject CREH or CCRE to suit or penalty in any private or governmental litigation or proceeding.

3.19

Internal Accounting Controls.  CREH and CCRE each maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

3.20

Fairness Opinion. Prior to the execution of this Agreement, CREH received an opinion from Chan Man Fai, Certified Public Accountant, financial advisor to CREH, to the effect that, as of December 4, 2009 and based upon and subject to the matters set forth therein, the Consideration is fair, from a financial point of view.

3.21

Full Disclosure.  No representation or warranty by CREH in this Agreement or in any document or schedule to be delivered by them pursuant hereto, and no written statement, certificate or instrument furnished or to be furnished to Triple Ace pursuant hereto or in connection with the negotiation, execution or performance of this Agreement contains, or will contain, any untrue statement of a material fact or omits, or will omit, to state any fact necessary to make any statement herein or therein not materially misleading or necessary to a complete and correct presentation of all material aspects of the businesses of CREH and CCRE.

SECTION 4.  COVENANTS

4.1

Examinations and Investigations.  Prior to the Closing, the parties acknowledge that they have been entitled, through their employees and representatives, to make such investigation and verification of the assets, properties, business and operations, books, records and financial condition of the other, including communications with suppliers, vendors and customers, as they each may reasonably require.  No investigation by a party hereto shall, however, diminish or waive in any way any of the representations, warranties, covenants or agreements of the other party under this Agreement.  Consummation of this Agreement shall be subject to the fulfillment of due diligence procedures to the reasonable satisfaction of each of the parties hereto and their respective counsel.

4.2

Expenses.  Each party hereto agrees to pay its own costs and expenses incurred in negotiating this Agreement and consummating the transactions described herein.

4.3

Further Assurances.  The parties shall execute such documents and other papers and take such further action as may be reasonably required or desirable to carry out the provisions hereof and the transactions contemplated hereby.  Each such party shall use its best efforts to fulfill or obtain in the fulfillment of the conditions to the Closing, including, without limitation, the execution and delivery of any documents or other papers, the execution and delivery of which are necessary or appropriate to the Closing.

4.4

Confidentiality.  In the event the transactions contemplated by this Agreement are not consummated, each of the parties hereto agree to keep confidential any information disclosed to each other in connection therewith; provided, however, such obligation shall not apply to information which:

(a)

at the time of disclosure was public knowledge;

(b)

after the time of disclosure becomes public knowledge (except due to the action of the receiving party); or

(c)

the receiving party had within its possession at the time of disclosure.

4.5

Stock Certificates and Consideration.  At the Closing, CREH shall have delivered the certificate representing the CCRE Shares duly endorsed (or with executed stock powers) so as to make Triple Ace the sole owner thereof.

4.6

Management of CCRE.  As a result of the Acquisition, no changes shall be made to the management of CCRE.

4.7

Dissenter’s Rights. Upon the filing of the definitive Schedule 14C Information Statement with the Securities and Exchange Commission in connection with this Agreement, CREH shall deliver to each of CREH’s shareholders, other than the majority shareholders who approved this Agreement by written consent and entitled to notice of and to vote at a shareholders meeting (i) a copy of the Schedule 14C filed in connection with this Agreement which includes a copy of this Agreement and the Schedules and Exhibits thereto and (ii) a copy of the dissenter’s rights statute of the State of Florida in a manner that complies with the corporate laws of the State of Florida. CREH hereby covenants and agrees that it is solely responsible for the payment of any amounts due by reason of the exercise of dissenter’s rights by any of its shareholders.

4.8

Pre-Closing Covenants.

Except expressly contemplated or permitted by this Agreement, during the pre-closing period, CREH shall not, and shall not permit any CREH, CCRE or and CCRE Subsidiary to (without the prior written consent of Triple Acet, which consent shall not be unreasonably withheld):

(i)

(A) declare, accrue, set aside or pay any dividend or make any other distribution in respect of any shares of capital stock, or (B) repurchase, redeem or otherwise reacquire any shares of capital stock or other securities;

(ii)

sell, issue, grant, pledge or otherwise encumber or authorize the sale, issuance, grant, pledge or encumbrance of: (A) any capital stock or other security; (B) any option, call, warrant or right to acquire any capital stock or other security; or (C) any instrument convertible into or exercisable or exchangeable for any capital stock or other security;

(iii)

amend or permit the adoption of any amendment to its articles of incorporation or bylaws of CREH, CCRE or any CCRE Subsidiary y;

(iv)

adjust, split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock;

(v)

authorize or make any commitment with respect to any capital expenditure;

(vi)

other than in the ordinary course of business and consistent with past practices, amend, terminate (other than expiration in accordance with its terms) or waive any material right or remedy under, any Contract;

(vii)

other than the renewal or extension of any such contract on substantially similar terms, enter into any contract;

(viii)

acquire, lease or license any right or other asset from any other Person  or sell or otherwise dispose of, or lease or license, any right or other asset to any other Person (except in each case for any right or asset: (A) acquired, leased, licensed or disposed of by CREH in the ordinary course of business and consistent with past practices and not in an aggregate amount of more than $1,000; or (B) that is not material to the business of CREH or CCRE);

(ix)

acquire (including by merger, consolidation, acquisition of stock or assets or any other business combination) any business or any corporation, partnership, association or other business organization or division thereof that is material to CREH or CCRE;

(x)

make any pledge of any of its material assets or permit any of its material assets to become subject to any Encumbrances;

(xi)

lend money to any Person, or incur, guarantee assume or otherwise become responsible for any indebtedness in excess of $50,000 in the aggregate;

(xii)

establish, adopt, enter into or amend any Employee Plan or Employee Agreement, pay any bonus or make any profit-sharing or similar payment to, or increase the amount of the wages, salary, commissions, fringe benefits or other compensation (including equity-based compensation, whether payable in stock, cash or other property) or remuneration payable to, any CREH or CCRE Employees;

(xiii)

hire any employee;

(xiv)

other than in the ordinary course of business and consistent with past practices or as required by concurrent changes in GAAP or SEC rules and regulations, change any of its methods of accounting or accounting practices in any material respect;

(xv)

(A) make or change any material Tax election, (B) enter into any settlement or compromise of any material Tax liability or (C) surrender any right to claim a material Tax refund;

(xvi)

prepare or file any Tax Return inconsistent with past practice or, on any such Tax Return, take any position, make any election or adopt any method that is inconsistent with positions taken, elections made or methods used in preparing or filing similar Tax Returns in prior periods;

(xvii)

settle or compromise any pending or threatened suit, action, claim, arbitration, mediation, inquiry, Legal Proceeding or investigation, unless in connection with such settlements or compromises (A) there is no finding or admission of any violation of any Legal Requirement or the rights of any Person and (B) the sole relief provided is monetary damages not in excess of $1,000 in the aggregate;

(xviii)

enter into any material Contract that requires the consent or approval of any Person to consummate the Contemplated Transactions;

(xix)

enter into a new, or amend in any material respect any existing, transaction, agreement, arrangement or understanding; or

(xx)

agree or commit to take any of the actions described in clauses “(i)” through “(xx)” of this Section. If CREH desires to take an action that requires the prior written consent of Triple Ace pursuant to this Section, which consent shall not be unreasonably withheld, CREH shall deliver to Triple Ace a written request for such written consent. Triple Ace shall use commercially reasonable efforts to approve or deny CREH’s request as soon as reasonably practicable, and in any event within two business days after Triple Ace has received CREH’s request. If CREH receives no such consent or denial within two business days after Triple Ace has received CREH’s request, Triple Ace shall be deemed to have granted its consent to the action set forth in such request.

SECTION 5.  THE CLOSING

The closing (the “Closing”) shall take place on the earlier of (1) the twentieth calendar day following the filing by CREH of the definitive Schedule 14C Information Statement with the Securities and Exchange Commission filed in connection with this Agreement, or (2) at such time as CREH has complied with the corporate laws of the State of Florida as it relates to the dissenters rights statutes, or at such other time and place as is mutually agreed upon by Triple Ace and CREH, following satisfaction or waiver of all conditions precedent to Closing.  At the Closing, the parties shall provide each other with such documents as may be necessary or appropriate and customary in transactions of this sort in order to consummate the transactions contemplated hereby, including evidence of due authorization of the Agreement and the transactions contemplated hereby.

SECTION 6.  CONDITIONS PRECEDENT TO CLOSING

6.1

Conditions Precedent to the Obligation of CREH to sell the CCRE Shares.  The obligation of CREH to sell the CCRE Shares to Triple Ace and to otherwise consummate the transactions contemplated hereby is subject to the satisfaction, at or before the Closing, of each of the conditions set forth below.  These conditions are for CREH's sole benefit and may be waived by CREH at any time in its sole discretion.

(a)

Accuracy of Triple Ace’s Representations and Warranties.  The representations and warranties of Triple Ace will be true and correct in all material respects as of the date when made and as of the Closing, as though made at that time.

(b)

Performance by Triple Ace.  Triple Ace shall have performed all agreements and satisfied all conditions required to be performed or satisfied by it at or prior to the Closing.

(c)

No Injunction.  No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction which prohibits the consummation of any of the transactions contemplated by this Agreement.

(d)

No Material Adverse Changes.  Triple Ace shall have suffered no Material Adverse Effect.

(e)

Shareholder Approval. The holders of at least a majority of the outstanding shares of CREH entitled to vote at a shareholders meeting shall have affirmatively voted their shares in favor of consummation of the transactions contemplated hereby

(f)

Dissenters Rights. Upon the filing of the definitive Schedule 14C Information Statement with the Securities and Exchange Commission in connection with this Agreement, CREH shall deliver to each of CREH’s shareholders, other than the majority shareholders who approved this Agreement by written consent and entitled to notice of and to vote at a shareholders meeting (i) a copy of the Schedule 14C filed in connection with this Agreement which includes a copy of this Agreement and the Schedules and Exhibits thereto and (ii) a copy of the dissenter’s rights statute of the State of Florida in a manner that complies with the corporate laws of the State of Florida. No more than 10% of the shares entitled to vote at a shareholders meeting of CREH shall have exercised dissenter’s rights.

(g)

Filings with the SEC. CREH shall have filed all reports and documents required pursuant to the Securities Exchange Act of 1934, as amended including a definitive Schedule 14C Information Statement with the Securities and Exchange Commission in connection with this Agreement and the approval by the holders of a majority of the issued and outstanding voting capital stock of CREH.

(e)

Miscellaneous.  Triple Ace shall have delivered to CREH such other documents relating to the transactions contemplated by this Agreement as CREH may reasonably request.

6.2

Conditions Precedent to the Obligation of Triple Ace to Purchase the CCRE Shares.  The obligation of Triple Ace to purchase the CCRE Shares and to otherwise consummate the transactions contemplated hereby is subject to the satisfaction, at or before the Closing, of each of the conditions set forth below.  These conditions are for Triple Ace’ sole benefit and may be waived by Triple Ace at any time in its sole discretion.

(a)

Accuracy of CREH’s Representations and Warranties.  The representations and warranties of CREH and CCRE will be true and correct in all material respects as of the date when made and as of the Closing, as though made at that time.

(b)

Performance by CREH.  CREH and CCRE shall have performed all agreements and satisfied all conditions required to be performed or satisfied by them at or prior to the Closing.

(c)

No Injunction.  No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction which prohibits the consummation of any of the transactions contemplated by this Agreement.

(d)

No Material Adverse Changes.  CCRE shall have suffered no Material Adverse Effect.

(e)

Shareholder Approval. The holders of at least a majority of the outstanding shares of CREH entitled to vote at a shareholders meeting shall have affirmatively voted their shares in favor of consummation of the transactions contemplated hereby.

(f)

Filings with the SEC. CREH shall have filed all reports and documents required pursuant to the Securities Exchange Act of 1934, as amended including a definitive Schedule 14C Information Statement with the Securities and Exchange Commission in connection with this Agreement and the approval by the holders of a majority of the issued and outstanding voting capital stock of CREH

(h)

Miscellaneous.  CREH shall have delivered to the Triple Ace such other documents relating to the transactions contemplated by this Agreement as Triple Ace may reasonably request.

SECTION 7.  SURVIVAL OF REPRESENTATIONS AND WARRANTIES OF TRIPLE ACE

Notwithstanding any right of Triple Ace fully to investigate the affairs of CCRE, Triple Ace shall have the right to rely fully upon the representations, warranties, covenants and agreements of CREH and CCRE contained in this Agreement or in any document delivered by CREH or CCRE or any of its representatives, in connection with the transactions contemplated by this Agreement.  All such representations, warranties, covenants and agreements shall survive the execution and delivery hereof and the Closing hereunder for 12 months following the Closing.

SECTION 8.  SURVIVAL OF REPRESENTATIONS AND WARRANTIES OF CREH

AND THE SHAREHOLDERS

Notwithstanding any right of CREH fully to investigate the affairs of Triple Ace, CREH has the right to rely fully upon the representations, warranties, covenants and agreements of Triple Ace contained in this Agreement or in any document delivered to CREH by Triple Ace or any of his representatives, in connection with the transactions contemplated by this Agreement.  All such representations, warranties, covenants and agreements shall survive the execution and delivery hereof and the Closing hereunder for 12 months following the Closing.

SECTION 9.  INDEMNIFICATION

9.1

Obligation of Triple Ace to Indemnify.  Triple Ace hereby agrees to indemnify, defend and hold harmless CREH and CCRE, to the extent provided for herein, from and against any losses, liabilities, damages, deficiencies, costs or expenses (including interest, penalties and reasonable attorneys’ fees and disbursements) (a “Loss”) based upon, arising out of, or otherwise due to any inaccuracy in or any breach of any representation, warranty, covenant or agreement of Triple Ace contained in this Agreement or in any document or other writing delivered pursuant to this Agreement.

9.2

Obligation of CREH to Indemnify.  CREH agrees to indemnify, defend and hold harmless Triple Ace to the extent provided for herein from and against any Loss based upon, arising out of, or otherwise due to any inaccuracy in or any breach of any representation, warranty, covenant or agreement made by any of them and contained in this Agreement or in any document or other writing delivered pursuant to this Agreement.

SECTION 10.  MISCELLANEOUS

10.1

Waivers.  The waiver of a breach of this Agreement or the failure of any party hereto to exercise any right under this Agreement shall in no event constitute a waiver as to any future breach whether similar or dissimilar in nature or as to the exercise of any further right under this Agreement.

10.2

Amendment.  This Agreement may be amended or modified only by an instrument of equal formality signed by the parties or the duly authorized representatives of the respective parties.

10.3

Assignment.  This Agreement is not assignable except by operation of law.

10.4

Notices.  Until otherwise specified in writing, the mailing addresses of both parties of this Agreement shall be as follows:

CREH:

Rm 286, 2/F, Shui On Centre

6-8 Harbour Road

Wanchai, Hong Kong

With a copy to:

Roxanne K. Beilly, Esq.

Schneider Weinberger & Beilly LLP

2200 Corporate Boulevard, N.W., Suite 210

Boca Raton, Florida 33431

Triple Ace:

Tropic Isle Building

P.O. Box 438, Road Town

Tortola, British Virgin Islands

Any notice or statement given under this Agreement shall be deemed to have been given if sent by registered mail addressed to the other party at the address indicated above or at such other address as may be furnished in writing to the addressor.

10.5

Governing Law; Venue.  This Agreement shall be governed and construed in accordance with the laws of the State of Florida, without regard to the conflicts of law provisions thereof.  Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the County of Palm Beach, State of Florida, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper.  Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof.  Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.  If any provision of this agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this agreement in that jurisdiction or the validity or enforceability of any provision of this agreement in any other jurisdiction.  EACH PARTY HERETO IRREVOCABLY WAIVES ANY RIGHT TO TRIAL BY JURY.

10.6

Publicity.  No publicity release or announcement concerning this Agreement or the transactions contemplated hereby shall be issued by either party hereto at any time from the signing hereof without advance approval in writing of the form and substance thereof by the other party.

10.7

Entire Agreement.  This Agreement (including the Exhibits and Schedules hereto) and the collateral agreements executed in connection with the consummation of the transactions contemplated herein contain the entire agreement among the parties with respect to the Exchange and related transactions, and supersede all prior agreements, written or oral, with respect thereto.

10.8

Headings.  The headings in this Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

10.9

Severability of Provisions.  The invalidity or unenforceability of any term, phrase, clause, paragraph, restriction, covenant, agreement or other provision of this Agreement shall in no way affect the validity or enforcement of any other provision or any part thereof.

10.10

Counterparts.  This Agreement may be executed in any number of counterparts, each of which, when so executed, shall constitute an original copy hereof, but all of which together shall consider but one and the same document.

IN WITNESS WHEREOF, the parties have executed this Agreement on the date first above written.

CHINA RENEWABLE ENERGY HOLDINGS, INC.

By:

Allen Huie, President

TRIPLE ACE CO., LTD.

By:

Print Name: _____________________________

Title:__________________________________